EXHIBIT 23.2


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement of our report on our audit of Global Internet Communication, Inc. (n/k/a ProUroCare Medical Inc.) for the period ended December 31, 2003, dated March 24, 2003. We also consent to the reference to our firm under the caption "Experts."

/s/ "Manning Elliott"

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, BC, CANADA

December 14, 2004